UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 16, 2016

KOSMOS ENERGY LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2016 Annual General Meeting of Shareholders of Kosmos Energy Ltd. (the “Company”) was held on June 16, 2016. There were 385,179,891 common shares entitled to vote at the meeting and a total of 368,337,851 (approximately 95.62%) were represented at the meeting.

The proposals voted upon at the 2016 Annual General Meeting of Shareholders and the final results of the vote on each proposal were as follows:

Proposal 1—The election of eleven directors to hold office until the 2017 Annual General Meeting of Shareholders, and until their respective successors are elected.

Each nominee for director was elected by a vote of the shareholders as follows:

Nominees	Votes For	Votes Withheld	Not Voted (Broker Non-Votes)

Andrew G. Inglis	327,820,990	24,377,544	16,139,317
Brian F. Maxted	331,721,913	20,476,621	16,139,317
Yves-Louis Darricarrère	349,318,805	2,879,729	16,139,317
Sir Richard B. Dearlove	350,081,752	2,116,782	16,139,317
David I. Foley	289,677,459	62,521,075	16,139,317
David B. Krieger	313,951,093	38,247,441	16,139,317
Joseph P. Landy	314,200,862	37,997,672	16,139,317
Prakash A. Melwani	290,028,239	62,170,295	16,139,317
Adebayo (“Bayo”) O. Ogunlesi	349,971,100	2,227,434	16,139,317
Chris Tong	350,091,719	2,106,815	16,139,317
Christopher A. Wright	350,093,614	2,104,920	16,139,317

Proposal 2—The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and the authorization of the Company’s Audit Committee of the Board of Directors to determine their remuneration.

The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstain

367,672,510	621,843	43,498

Proposal 3—Nonbinding, advisory vote to approve the compensation of the Company’s named executive officers as disclosed in its proxy statement.

The compensation of the Company’s named executive officers was approved by nonbinding, advisory vote of the shareholders as follows:

Votes For	Votes Against	Abstain	Not Voted (Broker Non-Votes)

333,559,989	18,583,127	55,418	16,139,317

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2016

KOSMOS ENERGY LTD.

	By:	/s/ Thomas P. Chambers
Thomas P. Chambers
Senior Vice President and Chief Financial Officer